UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2010

TEL Offshore Trust

(Exact name of registrant as specified in its charter)

Texas	1-6910	76-6004064
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation )	File Number)	Identification No.)

The Bank of New York Mellon Trust Company, N.A., Trustee
Global Corporate Trust
919 Congress Avenue
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 852-1422

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Election of Directors.

On September 16, 2010, the two Individual Trustees of TEL Offshore Trust affirmatively voted to appoint Thomas H. Owen, Jr. as the successor Individual Trustee to Daniel O. Conwill, IV.  As previously disclosed on the Form 8-K filed by the Trust on June 23, 2010, Mr. Conwill was removed as an Individual Trustee effective as of June 21, 2010.

Mr. Owen currently serves as Contact Attorney for NFR Energy LLC and has served in such capacity since September 2009.  Prior to serving in such capacity for NFR Energy LLC, Mr. Owen served as a Contract Attorney for El Paso Exploration & Production Company from 2007 to 2008 following its acquisition of Peoples Energy Production Operating Company, where Mr. Owen served as General Counsel from 2003 to 2007. Prior to joining Peoples Energy Production Operating Company, Mr. Owen had a private law practice from 1999 to 2002 in which he represented business clients in oil and gas, corporate and real estate matters. Prior to establishing his private law practice, Mr. Owen served in various capacities for Burlington Resources Oil & Gas Company, Trafalgar House/Odyssey Energy and the Dallas, Texas law firm of Thompson, Coe, Cousins & Irons.  Mr. Owen has nearly 30 years of experience in the oil and gas industry.  Mr. Owen received a Bachelors degree in Industrial Engineering from Southern Methodist University and has a law degree from the Southern Methodist University Dedman School of Law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEL Offshore Trust

	By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

Date: September 16, 2010	By:	/s/ Mike Ulrich
Mike Ulrich
Vice President